Exhibit 4(i)




                               GUARANTEE AGREEMENT


                                     Between



                         Central Power and Light Company
                                 (as Guarantor)



                                       and



                              The Bank of New York
                             (as Guarantee Trustee)



                                   dated as of




                                     , 1997





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                                TABLE OF CONTENTS


                                                                        Page
                                    ARTICLE I
                                   DEFINITIONS

SECTION 101.   Definitions................................................1

                                                    ARTICLE II
                                                TRUST INDENTURE ACT

SECTION 201.   Trust Indenture Act; Application...........................5
SECTION 202.   List of Holders............................................5
SECTION 203.   Reports by the Guarantee Trustee...........................5
SECTION 204.   Periodic Reports to Guarantee Trustee......................5
SECTION 205.   Evidence of Compliance with Conditions Precedent...........6
SECTION 206.   Events of Default; Waiver..................................6
SECTION 207.   Event of Default; Notice...................................6
SECTION 208.   Conflicting Interests......................................6

                                   ARTICLE III
               POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

SECTION 301.   Powers and Duties of the Guarantee Trustee.................7
SECTION 302.   Certain Rights of Guarantee Trustee........................8
SECTION 303.   Indemnity.................................................10

                                   ARTICLE IV
                                GUARANTEE TRUSTEE

SECTION 401.   Guarantee Trustee; Eligibility............................10
SECTION 402.   Appointment, Removal and Resignation of the
               Guarantee Trustee.........................................11

                                    ARTICLE V
                                    GUARANTEE

SECTION 501.    Guarantee................................................11
SECTION 502.    Waiver of Notice and Demand..............................12
SECTION 503.    Obligations Not Affected.................................12
SECTION 504.    Rights of Holders........................................13
SECTION 505.    Guarantee of Payment.....................................13
SECTION 506.    Subrogation..............................................13
SECTION 507.    Independent Obligations..................................13


                                                                           Page



                                   ARTICLE VI
                           COVENANTS AND SUBORDINATION

SECTION 601.    Subordination...............................................14
SECTION 602.    Pari Passu Guarantees.......................................14

                                   ARTICLE VII
                                   TERMINATION

SECTION 701.    Termination.................................................14

                                  ARTICLE VIII
                                  MISCELLANEOUS

SECTION 801.    Successors and Assigns......................................14
SECTION 802.    Amendments..................................................15
SECTION 803.    Notices.....................................................15
SECTION 804.    Benefit.....................................................16
SECTION 805.    Interpretation..............................................16
SECTION 806.    Governing Law...............................................17






                                       ii



                             CROSS-REFERENCE TABLE*


Section of                                                       Section of
Trust Indenture Act                                              Guarantee
of 1939, as amended                                              Agreement

310(a).......................................................... 401(a)
310(b).......................................................... 401(c), 208
310(c).......................................................... Inapplicable
311(a).......................................................... 202(b)
311(b).......................................................... 202(b)
311(c).......................................................... Inapplicable
312(a).......................................................... 202(a)
312(b).......................................................... 202(b)
313............................................................. 203
314(a).......................................................... 204
314(b).......................................................... Inapplicable
314(c).......................................................... 205
314(d).......................................................... Inapplicable
314(e).......................................................... 101, 205, 302
314(f).......................................................... 201, 302
315(a).......................................................... 301(d)
315(b).......................................................... 207
315(c).......................................................... 301
315(d).......................................................... 301(d)
316(a).......................................................... 101, 206, 504
316(b).......................................................... 503
316(c).......................................................... 802
317(a).......................................................... Inapplicable
317(b).......................................................... Inapplicable
318(a).......................................................... 201(b)
318(b).......................................................... 201
318(c).......................................................... 201(b)

--------
* This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.



                                       iii

                               GUARANTEE AGREEMENT


     This GUARANTEE AGREEMENT, dated as of , 1997, is executed and delivered by Central Power and Light Company, a Texas corporation (the "Guarantor"), and The Bank of New York, a New York banking corporation organized under the laws of the State of New York, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of CPL Capital [ ], a Delaware statutory business trust (the "Issuer").

     WHEREAS, pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of , 1997 among the Issuer Trustees named therein, the Guarantor, as Depositor, and the Holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing __________ of its ___% Cumulative Quarterly Income Preferred Securities, Series A (liquidation preference $25 per preferred security) (the "Preferred Securities") representing preferred undivided beneficial interests in the assets of the Issuer and having the terms set forth in the Trust Agreement;

     WHEREAS, the Preferred Securities will be issued by the Issuer and the proceeds thereof, together with the proceeds from the issuance of the Issuer's Common Securities (as defined below), will be used to purchase the Debentures (as defined in the Trust Agreement) of the Guarantor which will be deposited with The Bank of New York, as Property Trustee under the Trust Agreement, as trust assets; and

                  WHEREAS, as incentive for the Holders to purchase Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Preferred Securities.


                                    ARTICLE I
                                   DEFINITIONS

                  SECTION 101.    Definitions.

                  As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement as in effect on the date hereof.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, provided, however, that an Affiliate of the Guarantor shall not be deemed to include the Issuer. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer.

                  "Debt" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent,
(i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

                  "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement; provided, however, that, except with respect to a default in payment of any Guarantee Payments, the Guarantor shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice.

                  "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Trust Agreement) required to be paid on the Preferred Securities, to the extent the Issuer shall have funds on hand available therefor at such time, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), with respect to the Preferred Securities called for redemption by the Issuer to the extent the Issuer shall have funds on hand available therefor at the date of redemption, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Issuer, unless Debentures are distributed to the Holders, the lesser of (a) the aggregate of the liquidation preference of $25 per Preferred Security plus accumulated and unpaid Distributions on the Preferred Securities to the date of payment to the extent the Issuer shall have funds on hand available to make such payment at such time and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

                  "Guarantee Trustee" means The Bank of New York, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Guarantee Trustee.

                  "Holder" means any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, however, that in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee or any Affiliate of the Guarantor or the Guarantee Trustee.

                  "Indenture" means the Indenture dated as of , 1997 relating to Junior Subordinated Debentures of the Guarantor, as supplemented and amended between the Guarantor and The Bank of New York, as trustee.

                  "List of Holders" has the meaning specified in Section 202(a).

                  "Majority in liquidation preference of the Preferred Securities" means, except as provided by the Trust Indenture Act, a vote by the Holder(s), voting separately as a class, of more than 50% of the liquidation preference of all then outstanding Preferred Securities issued by the Issuer.

                  "Officer's Certificate" means, with respect to any Person, a certificate signed by the Chairman, President, General Manager, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of such Person, and delivered to the Guarantee Trustee. Any Officer's Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

                  (a) a statement that the officer signing the Officer's Certificate has read the covenant or condition and the definitions relating thereto;

                  (b) a brief statement of the nature and scope of the examination or investigation undertaken by the officer in rendering the Officer's Certificate;

                  (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

                  "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Responsible Officer" means, with respect to the Guarantee Trustee, any Senior Vice President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Trust Officer or Assistant Trust Officer or any other officer of the Corporate Trust Department of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

                  "Senior Indebtedness" means the principal of, and premium, if any, and interest on and any other payment due pursuant to any of the following, whether outstanding at the date of execution of this Guarantee or thereafter incurred, created or assumed: (a) all indebtedness of the Guarantor evidenced by notes, debentures, bonds or other securities sold by the Guarantor for money,
(b) all indebtedness of others of the kinds described in the preceding clause
(a) assumed by or guaranteed in any manner by the Guarantor or in effect guaranteed by the Guarantor through an agreement to purchase, contingent or otherwise, (c) all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding clauses (a) and (b) and (d) any payment of money relating to any lease which is capitalized on the balance sheet or consolidated balance sheet, as the case may be, of the Guarantor, in accordance with generally accepted accounting principles as in effect from time to time, unless, in the case of any particular indebtedness, renewal, extension, refunding or lease payment, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension, refunding or lease payment is not superior in right of payment to or is pari passu with this Guarantee. Such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions set forth in Article VI of this Guarantee irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

                  "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 401.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                                   ARTICLE II
                               TRUST INDENTURE ACT

                  SECTION 201.  Trust Indenture Act; Application.

         (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

         (b) If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

                  SECTION 202.  List of Holders.

         (a) The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (a) semiannually, on or before January 15 and July 15 of each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, and (b) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and is not identical to a previously supplied list of Holders or has not otherwise been received by the Guarantee Trustee in its capacity as such. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

         (b)      The Guarantee Trustee shall comply with its obligations under
                  Section 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act.

                  SECTION 203.  Reports by the Guarantee Trustee.

                  Not later than __________ of each year, commencing __________, 1998, the Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

                  SECTION 204.  Periodic Reports to Guarantee Trustee.

                  The Guarantor shall provide to the Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

                  SECTION 205.  Evidence of Compliance with Conditions
                                Precedent.

                  The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officer's Certificate.

                  SECTION 206.  Events of Default: Waiver.

                  The Holders of a Majority in liquidation preference of the Preferred Securities may, by vote, on behalf of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                  SECTION 207.  Event of Default; Notice.

         (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default known to the Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

         (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of the Trust Agreement shall have obtained written notice, of such Event of Default.

                  SECTION 208.   Conflicting Interests.

                  The Trust Agreement shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                   ARTICLE III
               POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

                  SECTION 301.  Powers and Duties of the Guarantee Trustee.

          (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder exercising his or her rights pursuant to Section 504(iv) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

         (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

         (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 206), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for failure to act or willful misconduct, except that:

                  (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                  (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement; and

                  (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

                  (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation preference of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

                  (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

                  SECTION 302.  Certain Rights of Guarantee Trustee.

                  (a)  Subject to the provisions of Section 301:

                           (i)  The Guarantee Trustee may rely and shall be
fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                         (ii) Any  direction or act of the  Guarantor
contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officer's Certificate unless otherwise prescribed herein.

                           (iii)  Whenever,   in  the   administration  of  this
Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer's Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.

                           (iv) The  Guarantee  Trustee may  consult  with legal
counsel of its choice, and the written advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

                           (v)  The   Guarantee   Trustee   shall  be  under  no
obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that nothing contained in this Section 302(a)(v) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement.

                           (vi) The Guarantee Trustee shall not be bound to make
any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.


                           (vii) The  Guarantee  Trustee  may execute any of the
trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

                           (viii)  Whenever  in  the   administration   of  this
Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in acting in accordance with such instructions.

                  (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

                  SECTION 303.  Indemnity.

                  The Guarantor agrees to indemnify the Guarantee Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Guarantee Agreement.


                                   ARTICLE IV
                                GUARANTEE TRUSTEE

                  SECTION 401.  Guarantee Trustee; Eligibility.

                  (a) There shall at all times be a Guarantee Trustee which shall:

                           (i)  not be an Affiliate of the Guarantor; and

                           (ii) be a Person  that is  eligible  pursuant  to the
Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000, and shall be a corporation meeting the requirements of
Section 310 (a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then, for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 401(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 402(c).



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                  (c) If the Guarantee Trustee has or shall acquire any
"conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

                  SECTION 402. Appointment, Removal and Resignation of the Guarantee Trustee.

                  (a) Subject to Section 402(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

                  (b) The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

                  (c) The Guarantee Trustee appointed hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

                  (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 402 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.


                                    ARTICLE V
                                    GUARANTEE

                  SECTION 501.  Guarantee.

                  The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.




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                  SECTION 502.   Waiver of Notice and Demand.

                  The Guarantor hereby waives notice of acceptance of the Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

                  SECTION 503.  Obligations Not Affected.

                  The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

                  (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Debentures as so provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities;

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                  (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

                  (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 503 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.



                                                       12

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                  There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

                  SECTION 504.  Rights of Holders.

                  The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in liquidation preference of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other Person.

                  SECTION 505.  Guarantee of Payment.

                  This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon distribution of Debentures to Holders as provided in the Trust Agreement.

                  SECTION 506.  Subrogation.

                  The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement and shall have the right to waive payment by the Issuer pursuant to Section 501; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

                  SECTION 507.   Independent Obligations.

                  The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections
(a) through (g), inclusive, of Section 503 hereof.




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                                   ARTICLE VI
                           COVENANTS AND SUBORDINATION

                  SECTION 601.   Subordination.

                  This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Guarantor.

                  SECTION 602.   Pari Passu Guarantees.

                  This Guarantee Agreement shall rank pari passu with any similar Guarantee Agreements issued by the Guarantor on behalf of the holders of Preferred Securities issued by CPL Capital [ ].


                                   ARTICLE VII
                                   TERMINATION

                  SECTION 701.  Termination.

                  This Guarantee Agreement shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Preferred Securities, (ii) the distribution of Debentures to the Holders in exchange for all of the Preferred Securities or (iii) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to Preferred Securities or this Guarantee Agreement.


                                  ARTICLE VIII
                                  MISCELLANEOUS

                  SECTION 801.   Successors and Assigns.

                  All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article Ten of the Indenture and pursuant to which the assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder.



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                  SECTION 802.  Amendments.

                  Except with respect to any changes which do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in liquidation preference of the Preferred Securities. The provisions of Article VI of the Trust Agreement concerning meetings of the Holders shall apply to the giving of such approval.

                  SECTION 803.   Notices.

                  Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

                           (a)  if given to the Guarantor, to the address set
forth below or such other address as the Guarantor may give notice of to the
Holders:

                           Central Power and Light Company
                           c/o Central and South West Corporation
                           1616 Woodall Rodgers Freeway
                           Dallas, Texas  75202

                           Facsimile No:  (214) 777-1223
                           Attention:  Director, Finance

                           (b)  if given to the Issuer, in care of the Guarante
Trustee, at the Issuer's (and the Guarantee Trustee's) address set forth below or such other address as the Guarantee Trustee on behalf of the Issuer may give notice to the Holders:

                           CPL Capital [  ]
                           c/o Central and South West Corporation
                           1616 Woodall Rodgers Freeway
                           Dallas, Texas  75202

                           Facsimile No:  (214) 777-1223
                           Attention:  Director, Finance


                                                       15

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                           with a copy to:

                           The Bank of New York
                           101 Barclay Street
                           21 West
                           New York, NY 10286
                           Facsimile No:  (212) 815-5915
                           Attention:  Corporate Trust Trustee Administration

                           (c)  if given to any Holder, at the address set forth
on the books and records of the Issuer.

                  All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

                  SECTION 804.   Benefit.

                  This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Preferred Securities.

                  SECTION 805.   Interpretation.

                  In this Guarantee Agreement, unless the context otherwise requires:

                  (a) capitalized terms used in this Guarantee Agreement but not defined in the preamble hereto have the respective meanings assigned to them in
Section 101;

                  (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

                  (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

                  (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

                  (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

                  (f) a reference to the singular includes the plural and vice versa; and

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                  (g) the masculine, feminine or neuter genders used herein
shall include the masculine, feminine and neuter genders.

                  SECTION 806.  GOVERNING LAW.

                  THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

                  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

                                   CENTRAL POWER AND LIGHT COMPANY


                                   By:
                                      Name:
                                      Title: Treasurer

                                   THE BANK OF NEW YORK, as Guarantee Trustee


                                   By:
                                      Name:
                                      Title:



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